EXHIBIT 23




                INDEPENDENT AUDITOR'S CONSENT




We consent to the use in the Registration Statement and Prospectus of Mag-Well, Inc. on Form SB-2, Amendment No. 7, of our report dated April 10, 2001, accompanying the financial statements of Mag-Well, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.



/s/ Hein + Associates llp
-------------------------
Hein + Associates llp
Certified Public Accountants

May 9, 2001
Dallas, Texas